July 29, 2025 Second Quarter 2025 Supplemental Information Exhibit 99.2

Supplemental Information| 2Q 2025 2TPG RE Finance Trust, Inc.| NYSE: TRTX Forward-Looking Statements and Other Disclosures This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will occur or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this presentation. Such risks, uncertainties and other important factors include, among others, the risks, uncertainties and factors set forth under the heading “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 18, 2025, as such risk factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Such risks, uncertainties and other factors include, but are not limited to, the following: ▪ the general political, economic, regulatory, competitive and other conditions in the markets in which we invest; ▪ fluctuations in interest rates and credit spreads have reduced and in the future could reduce our ability to generate income on our loans and other investments, which could lead to a significant decrease in our results of operations, cash flows and the market value of our investments and could materially impair our ability to pay distributions to our stockholders; ▪ adverse changes in the real estate and real estate capital markets; ▪ general volatility of the securities markets in which we participate; ▪ changes in our business, investment strategies or target assets; ▪ difficulty in obtaining financing or raising capital; ▪ an inability to borrow incremental amounts or an obligation to repay amounts under our financing arrangements; ▪ reductions in the yield on our investments and increases in the cost of our financing; ▪ events giving rise to increases in our current expected credit loss reserve; ▪ we have in the past and may in the future foreclose on certain of the loans we originate or acquire, which could result in losses that negatively impact our results of operations and financial condition; ▪ as an owner of real estate through foreclosure or otherwise, we are subject to risks inherent in the ownership, operation, and development of real estate; ▪ adverse legislative or regulatory developments, including with respect to tax laws, securities laws and the laws governing financing and lending institutions; ▪ acts of God such as hurricanes, floods, earthquakes, droughts, wildfires, mudslides, volcanic eruptions, and other natural disasters, acts of war and/or terrorism or other hostilities and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments; ▪ adverse economic trends and changes in economic conditions, including as a result of heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, tariffs and international trade policies, geopolitical conditions, structural shifts and regulatory changes to the commercial banking systems of the U.S. and Western Europe, labor shortages, currency fluctuations and challenges in global supply chains; ▪ the failure of any banks with which we and/or our borrowers have a commercial relationship could adversely affect, among other things, our borrower's ability to access deposits or obtain financing on favorable terms or at all; ▪ reduced demand for office space, including as a result of fully remote and/or hybrid work schedules which allow work from remote locations other than the employer's office premises; ▪ changes in the availability of attractive loan and other investment opportunities, whether they are due to competition, regulation or otherwise; ▪ deterioration in the performance of properties securing our investments that may cause deterioration in the performance of our investments, adversely impact certain of our financing arrangements and our liquidity, and potentially expose us to principal losses on our investments; ▪ defaults by borrowers in paying debt service or principal on outstanding indebtedness; ▪ the adequacy of collateral securing our investments and declines in the fair value of our investments; ▪ adverse developments in the availability of desirable investment opportunities, whether due to competition regulation or otherwise; ▪ difficulty or delays in redeploying the proceeds from repayments of our existing investments; ▪ increased competition from entities engaged in mortgage lending and/or investing in our target assets; ▪ difficulty in successfully managing our growth, including integrating new assets into our existing systems; ▪ the cost of operating our platform, including, but not limited to, the cost of operating a real estate investment platform and the cost of operating as a publicly traded company; ▪ the availability of qualified personnel and our relationship with our Manager; ▪ conflicts with TPG and its affiliates, including our Manager, the personnel of TPG providing services to us, including our officers, and certain funds managed by TPG; ▪ our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes and our ability to maintain our exemption or exclusion from registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and ▪ authoritative U.S. generally accepted accounting principles (or “GAAP”) or policy changes from standard-setting bodies such as the Financial Accounting Standards Board (“FASB”), the SEC, the Internal Revenue Service (“IRS”), the New York Stock Exchange (“NYSE”) and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements in this presentation apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this presentation and in other filings we make with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Supplemental Information| 2Q 2025 3TPG RE Finance Trust, Inc.| NYSE: TRTX TRTX By the Numbers 1. Includes one fixed rate contiguous mezzanine loan 2. In addition to credit spread, all-in yield includes the amortization of deferred origination fees, purchase price discount, and accrual of both extension and exit fees. All-in yield for the total portfolio assumes Term SOFR as of June 30, 2025 for weighted average calculations 3. See Appendix for definitions, including LTV, Debt-to-Equity ratio, and a description of the Company's Loan Risk Rating scale 4. Weighted average cost of funds excludes current index rate or index rate floor, as applicable 5. See page 5 for additional detail 6. Calculated on Net Income Attributable to Common Stockholders; refer to Appendix for reconciliation from GAAP Net Income to Net Income Attributable to Common Stockholders 7. Refer to Appendix for reconciliation from GAAP Net Income to Distributable Earnings 8. Represents an annualized dividend yield based on the June 30, 2025 closing share price of $7.72 Note: Data as of June 30, 2025 unless otherwise noted. Liquidity and capitalization information excludes REO related financings with the exception of the Company's Debt-to-Equity Ratio calculation, as defined $0.24 2Q25 Common Stock Dividend Declared $0.21 2Q25 GAAP Income per Diluted Share6 $0.24 2Q25 Distributable Earnings per Diluted Share7 12.4% Annualized Dividend Yield8 8.6% Dividend Yield on Book Value per Share at June 30, 2025 $11.20 Book Value per Share at June 30, 2025 $3.9 billion Loan Investment Portfolio $79.6 million Average Loan Size 100% Performing Portfolio 3.0 Weighted Average Risk Rating3 8.04% Weighted Average All-in Yield2 3.48% Weighted Average Credit Spread 99.7% Floating Rate Portfolio 66.1% Weighted Average LTV3 $236.4 million of Liquidity5 94.8% Non-Mark-to-Market Financing 2.6x Debt-to-Equity Ratio3 1.94% Weighted Average Cost of Funds4 81.7% Weighted Average Approved Advance Rate $1.7 billion Available Financing Capacity Loan Portfolio1 Liquidity & Capitalization Dividend & Earnings $0.48 Common Dividends Declared QTD 2025

2Q25 Operating Results

($ in millions)	Net Income Attributable to Common Stockholders[1]	Adjustments	Distributable Earnings[2]	Distributable Earnings per Common Share, Diluted
Interest Income	$70.7	$—	$70.7	$0.88
Interest Expense	(45.5)	—	(45.5)	(0.57)
Net Interest Income	**$25.1**	**$—**	**$25.1**	**$0.31**
Management and Incentive Fees	(5.2)	—	(5.2)	(0.06)
Stock Compensation Expense	(2.0)	2.0	—	—
Revenue and Expense from REO operations, net	(2.0)	3.4	1.4	0.02
Other Income & Expenses[3]	(0.5)	—	(0.5)	(0.01)
Gain on Sale of Real Estate Owned, net	7.0	(5.1)	1.9	0.02
Preferred Stock Dividends & Participating Securities' Share in Earnings	(3.8)	—	(3.8)	(0.05)
Net Income Before Credit Loss Expense	**$18.7**	**$0.3**	**$19.0**	**$0.24**
Credit Loss Expense	(1.8)	1.8	—	—
Total	**$16.9**	**$2.1**	**$19.0**	**$0.24**
Per Common Share, Diluted	*$0.21*	*$0.03*	*$0.24*	

$0.21
GAAP Income per Diluted Share[1]

$0.24
Distributable Earnings per Diluted Share[2]

QoQ Change in Book Value



CECL Reserve per Share $0.83
$11.19
$0.08
($0.07)
$0.28
($0.24)
($0.04)
$0.02
($0.02)
CECL Reserve per Share $0.87
$11.20
Book Value 3/31/25
Retired Common Stock 4
Issuance of Common Stock
Net Income, Excluding Credit Loss Benefit
Dividends on Common Shares
Dividends on Preferred Shares
Equity Compensation
Credit Loss Expense
Book Value 6/30/25

1. Refer to Appendix for reconciliation from GAAP Net Income to Net Income Attributable to Common Stockholders
2. Refer to Appendix for reconciliation from GAAP Net Income to Distributable Earnings
3. Includes the following income statement line items: Other Income, Professional Fees, General and Administrative, Servicing and Asset Management Fees, Income Tax Expense
4. Represents repurchases of the Company's common stock during the quarter

Note: Totals may not sum due to rounding

TPG RE Finance Trust, Inc.| NYSE: TRTX
Supplemental Information| 2Q 2025
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Supplemental Information| 2Q 2025 5TPG RE Finance Trust, Inc.| NYSE: TRTX Liquidity and Leverage Available Liquidity ($ in millions) Leverage Ratios3,4 1. Cash held to satisfy liquidity covenants under secured credit agreements 2. Available for Eligible Collateral, as defined in relevant loan portfolio financing arrangements 3. See Appendix for definitions of Debt-to-Equity Ratio and Total Leverage Ratio 4. See Appendix for a description of covenant requirements applicable to TRTX Note: Totals may not sum due to rounding 2.02x 2.14x 2.23x 2.63x 2.02x 2.14x 2.23x 2.63x Debt-to-Equity Ratio Total Leverage Ratio 9/30/2024 12/31/2024 3/31/2025 6/30/2025 $357.0 $320.8 $457.6 $236.4 $15.0 $15.0 $15.0 $20.7 $211.3 $175.2 $348.0 $145.1 $130.7 $130.6 $25.4 $68.8 $69.2 Covenant Cash Cash Undrawn Capacity CLO Reinvestment Cash 9/30/2024 12/31/2024 3/31/2025 6/30/2025 1 2 30% $1.8

Supplemental Information| 2Q 2025 6TPG RE Finance Trust, Inc.| NYSE: TRTX Loan Portfolio 32% 13% 6% Geography4,5 Portfolio Metrics Total Loan Commitments $3.9B Outstanding Principal Balance $3.8B MSA Concentrations (Top 25 / Top 10)1 58.5% / 34.3% Weighted Average All-in Yield2 8.04% Weighted Average Credit Spread 3.48% Weighted Average Interest Rate Floor 2.19% Weighted Average Borrower Interest Rate Cap3 4.28% % Floating Rate Loans 99.7% Loan Category4,5 1. Top 25 markets determined by US Census. Portfolio loans with collateral properties that are located in different MSAs are classified in the market designation with over 50% of underlying loan collateral by unpaid principal balance 2. In addition to credit spread, all-in yield includes the amortization of deferred origination fees, purchase price discount, and accrual of both extension and exit fees; All-in yield for the total portfolio assumes Term SOFR as of June 30, 2025 for weighted average calculations 3. Weighted Average Borrower Interest Rate Cap Strike Rate required by substantially all in-place loan agreements as of June 30, 2025, based on outstanding principal balances 4. By total loan commitment at June 30, 2025 5. See Appendix for definitions Note: Data as of June 30, 2025. Totals may not sum due to rounding East 29.9% West 38.3% Southeast 15.2% Southwest 11.6% Midwest 5.1% Loan Exposure by State4 Loan Exposure by Region4,5 15.0% 54.5% 8.9% 8.9% 2.0% 9.0% Office Multifamily Hotel Life Science Mixed-Use Industrial Self Storage Jun 30, 2025 Bridge 51.7% Moderate Transitional 24.8% Light Transitional 23.5%

Supplemental Information| 2Q 2025 7TPG RE Finance Trust, Inc.| NYSE: TRTX 18.4% 17.3% 15.0% 52.5% 52.3% 54.5% 10.4% 10.3% 8.9% 12.1% 10.9% 8.9% 3.4% 2.3% 2.0% 1.1% 4.9% 9.0% 67.0% 66.1% 66.1% Office Multifamily Hotel Life Science Mixed-Use Industrial Self Storage Jun 30, 2024 Mar 31, 2025 Jun 30, 2025 Full Repayments Investments1 71.2%28.8% Loan Portfolio Composition ▪ 2Q25 total loan originations of $695.6 million, with a weighted average interest rate of Term SOFR + 2.86% and as-is LTV of 67.6% ▪ 2Q25 total loan repayments of $172.3 million, including full repayments of $147.4 million and partial repayments of $24.9 million 2025 Loan Portfolio Activity $695.6M $147.4M TTM Loan Portfolio Migration1 1. By total loan commitment Note: Data as of June 30, 2025 unless otherwise noted. Full repayments include loans held for investment (loan sales and REO conversions as applicable are not included) 67.6% Weighted Average LTV1 73.7% Weighted Average LTV1 4% Increase in Multifamily Exposure 18% Decrease in Office Exposure Weighted Average As-is LTV 1.7% 2 2.0%2.1% 100.0% 26% Decrease in Life Science Exposure

Supplemental Information| 2Q 2025 8TPG RE Finance Trust, Inc.| NYSE: TRTX $3,205.9 $7.6 $199.8 ($149.3) $3,264.1 $4.7 $225.2 ($110.2) ($99.2) $3,284.5 $13.6 ($21.5) $3,276.6 $8.8 $670.5 ($172.3) $3,783.6 6/30/2024 Deferred Fundings Originations Repayments 9/30/2024 Deferred Fundings Originations Repayments REO Conversion 12/31/2024 Deferred Fundings Repayments 3/31/2025 Deferred Fundings Originations Repayments 6/30/2025 $3,345.5 $3,386.1 $3,412.0 $3,385.9 $3,899.3 $139.6 $122.3 $127.9 $109.8 $116.4 Loan Portfolio Walk 1. Loan commitments exclude PIK interest of $0.7 million as of June 30, 2025, $0.5 million as of March 31, 2025, $0.4 million as of December 31, 2024, $0.2 million as of September 30, 2024, and $0.03 million as of June 30, 2024 2. New loan investments include initial funding amount funded on the closing date; all subsequent loan fundings are included in deferred fundings TTM Loan Originations of $1.1 billion Drive Net Asset Growth Repayments/Sales/ REO Conversion Unfunded Loan CommitmentsDeferred Fundings and New Loan Originations2Unpaid Principal BalanceTotal Loan Commitments1 6 6 YoY loan portfolio decline primarily attributable to loan resolutions of $0.6B4 consisting of: Repayments ($666M), Loan Sales ($212M) and REO Conversions ($254M) Sales: $— Repayments 453.2 REO 99.2 Total $552.5 15%

Supplemental Information| 2Q 2025 9TPG RE Finance Trust, Inc.| NYSE: TRTX 3.05 3.02 3.02 3.01 9/30/2024 12/31/2024 3/31/2025 6/30/2025 Risk Ratings Dispersion of Risk Ratings1 by Amortized Cost ($ in millions) Stable Risk Ratings1 By Amortized Cost Trailing 4 Quarter Average: 3.02 Start of Period 3.0 3.0 3.0 3.0 Loan Resolutions2 2.6 3.5 — 3.0 Originations 2.7 3.0 — 3.0 End of Period 3.0 3.0 3.0 3.0 Weighted Average Risk Rating of 3.0 2Q 2025 Loan Count: 49 1Q 2025 Loan Count: 45 1. See Appendix for definitions, including Risk Ratings. 2. Loan resolutions include loan repayments in full, loan sales and REO conversions. Migration of Weighted Average Risk Ratings, by Property Type1 by Amortized Cost 44 $— $62.8 $3,593.0 $118.9 $—$— $62.7 $3,091.1 $117.7 $— June 30, 2025 March 31, 2025 1 2 3 4 5 46 2 0 42 2 0 1 3.1 3.1 3.0 3.0 2.8 2.8 3.0 3.0 4.0 4.0 3.0 3.0 3.0 3.0 1 2 3 4 5 2Q25 1Q25 2Q25 1Q25 2Q25 1Q25 2Q25 1Q25 2Q25 1Q25 2Q25 1Q25 2Q25 1Q25 Office Multifamily Hotel Life Science Mixed-Use Industrial Self Storage 0% 2% 95% 3% 0%0% 2% 94% 4% 0% June 30, 2025 March 31, 2025 1 2 3 4 5 1

Supplemental Information| 2Q 2025 10TPG RE Finance Trust, Inc.| NYSE: TRTX 205 187 199 176 205 187 199 176 General Reserve Specifically Identified Loans 9/30/2024 12/31/2024 3/31/2025 6/30/2025 CECL Reserve QoQ CECL Reserve Reserve as bps of Total Loan Commitments1 Reserve as $M $69.3 $64.0 $67.2 $68.8 $69.3 $64.0 $67.2 $68.8 General Reserve Specifically Identified Loans 9/30/2024 12/31/2024 3/31/2025 6/30/2025 1. Represents the total CECL reserve expressed in basis points for the Company’s loan portfolio measured by commitments. The CECL reserve for non-specifically identified loans at June 30, 2025 is 176 bps, measured by the related CECL reserve (in dollars) divided by the related commitment (in dollars) ▪ Carried at quarter-end an allowance for credit losses of $68.8 million, an increase of $1.6 million from $67.2 million as of March 31, 2025 —% —% No specifically identified loans No specifically identified loans

Supplemental Information| 2Q 2025 11TPG RE Finance Trust, Inc.| NYSE: TRTX Non-MTM 94.8% 5.2% 1.0% 12.2% 81.6% Secured Credit Agreements (Credit MTM) Asset-Specific Financing Secured Revolving Credit Facility Collateralized Loan Obligations Non-MTM Financing Loan Financing Diverse Financing Sources Total Financing Capacity $4.7B Outstanding Principal Balance $3.0B Sources of Financing 9 Non-Mark-to-Market 94.8% Weighted Average Credit Spread 1.94% Weighted Average Approved Advance Rate 81.7% 95% Non-MTM Financing1 Expected Debt Maturities2,3 1. Calculated on outstanding balance as of June 30, 2025 2. Based on extended maturity dates where ability to extend is at Company’s option 3. Maturity of collateralized loan obligation liabilities are based on the fully extended maturity of underlying mortgage loan collateral, considering the reinvestment window of each collateralized loan obligation Note: Data as of June 30, 2025 MTM Financing (credit only) Non-MTM Financing 2025 2026 2027 2028 2029 Thereafter $0 $200 $400 $600 $800 $1,000 2 $ in millions

Real Estate Owned

- Real Estate Owned portfolio with a total acquisition date fair value of $247.9 million, current carrying value of $237.1 million, and net book equity of $205.9 million as of June 30, 2025
- Sold two office properties during 2Q25 for net proceeds of $39.4 million, resulting in a gain on sale of real estate, net of $7.0 million

($ in thousands)	Office	Office	Total Office	Multifamily	Multifamily[1]	Multifamily	Total Multifamily	Total Portfolio
Acquisition Date	April 2023	December 2023		December 2023	November 2024	December 2024		
Location	Houston, TX	Manhattan, NY		Arlington Heights, IL	San Antonio, TX	Chicago, IL		
NRSF / Units	375,440 Sq. Ft.	121,238 Sq. Ft.		263 Units	600 Units	149 Units		
Fair Value at Acquisition[2]	$46,000	$40,041	**$86,041**	$72,000	$52,546	$37,358	**$161,904**	**$247,945**
Carrying Value[3]	$46,697	$37,546	**$84,243**	$66,465	$50,247	$36,194	**$152,906**	**$237,149**
Mortgage Debt Outstanding	$31,200	$—	**$31,200**	$—	$—	$—	**$—**	**$31,200**
Net Book Equity	$15,497	$37,546	**$53,043**	$66,465	$50,247	$36,194	**$152,906**	**$205,949**

Property Photos











1 Includes two properties
2. Excludes assumed working capital of $2.6 million
3. Carrying Value includes the impact of depreciation and amortization recorded from acquisition to the reporting date
Note: Carrying Value, Mortgage Debt Outstanding and Net Book Equity as of June 30, 2025

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Supplemental Information| 2Q 2025 13TPG RE Finance Trust, Inc.| NYSE: TRTX Change in Index Rate ($0.02) ($0.01) $0.00 $0.01 $0.02 - 1.00% - 0.50% 0.00% + 0.50% + 1.00% (0.03) (0.02) (0.01) 0.00 0.01 0.02 0.03 Impact of Changing Rates Portfolio Net Interest Income Sensitivity ($ Impact per Share per Quarter)1 1. Static analysis based on loan portfolio composition as of June 30, 2025 Index Rate at June 30, 2025 Term SOFR: 4.32%

TPG RE Finance Trust, Inc.| 4Q 2022 Appendix

TRTX Loan Portfolio

$ Millions

Loan Name	TRTX Loan Commitment[1]	TRTX Loan Balance[2]	Interest Rate	Extended Maturity	Location	Property Type	Commitment Per Sq. ft. / Unit	LTV[3]	Risk Rating[3]
Loan 1[4]	$256.3	$253.4	S + 3.6%	2.1 years	San Jose, CA	Multifamily	$444,646 / Unit	72.6%	3
Loan 2	$227.1	$227.1	S + 3.0%	1.2 years	New York, NY	Office	$448 Sq. ft.	65.2%[5]	3
Loan 3[6]	$200.0	$194.5	S + 3.2%	5.0 years	Various, Various	Industrial	$111 Sq. ft.	62.8%	3
Loan 4	$194.5	$194.5	S + 4.0%	2.9 years	Daly City, CA	Life Science	$492 Sq. ft.	63.1%	3
Loan 5	$173.0	$161.0	S + 2.7%	5.0 years	Los Angeles, CA	Multifamily	$364,211 / Unit	72.1%	3
Loan 6[7]	$130.5	$130.5	S + 3.5%	2.6 years	New York, NY	Office	$587 Sq. ft.	65.2%	3
Loan 7	$129.0	$115.5	S + 3.4%	4.5 years	Various, Various	Industrial	$215 Sq. ft.	55.3%	3
Loan 8	$113.0	$113.0	S + 3.5%	0.9 years	Towson, MD	Multifamily	$136,504 / Unit	70.2%	3
Loan 9	$113.0	$110.0	S + 3.3%	4.4 years	Various, Various	Multifamily	$112,214 / Unit	64.6%	3
Loan 10	$106.0	$106.0	S + 3.5%	1.1 years	Various, NJ	Multifamily	$117,796 / Unit	71.3%	3
Loans 11 - 49	**$2,256.9**	**$2,178.1**	**S + 3.6%**	**2.3 years**				**65.7%**	**3.0**
Total Loans	**$3,899.3**	**$3,783.6**	**S +3.5%**	**2.7 years**				**66.1%**	**3.0**

1. Represents TRTX's potential maximum loan commitment/balance
2. Represents TRTX's current loan balance and excludes third party *pari passu* and junior positions in the same capital structure, if any
3. See Appendix for a description of the Company's Loan Risk Rating scale and definitions, including definition of LTV
4. Comprised of a first mortgage loan of $245.0 million and a contiguous mezzanine loan of $11.3 million, of which we own both. The first mortgage loan carries an interest rate of S+3.40% and the mezzanine loan has a fixed 8.0% PIK interest rate
5. Calculated as the ratio of unpaid principal balance as of June 30, 2025 to the as-is appraised value at origination, to reflect the sale by us in August 2020 of the contiguous mezzanine loan with an unpaid principal balance of $46.4 million and a commitment amount of $50.0 million as of sale date
6. Represents a 56.7% *pari passu* participation interest in a first mortgage loan, that was co-originated by the Company and a third-party.
7. Comprised of a first mortgage loan of $84.2 million and a contiguous mezzanine loan of $46.3 million, of which we own both; each loan carries the same interest rate

Note: As of June 30, 2025; Not all TRTX investments have or will have similar experiences or results, and there can be no assurance that the investments listed above will continue to perform in accordance with historical levels of performance

TPG RE Finance Trust, Inc.| NYSE: TRTX Supplemental Information| 2Q 2025 15

Supplemental Information| 2Q 2025 16TPG RE Finance Trust, Inc.| NYSE: TRTX Per Share Calculations Reconciliation of Net Income Attributable to Common Stockholders and Distributable Earnings 1. Includes preferred stock dividends declared and paid for Series A preferred stock and Series C Preferred Stock 2. GAAP Gain on sale of real estate owned, net includes the impact of $5.1 million of depreciation and amortization expense recognized in previous quarters. For purposes of Distributable Earnings, depreciation and amortization expense on real estate owned is an add back in the quarter recognized. Accordingly, in the reporting period sold, the GAAP Gain on sale of real estate owned, net must be reduced by the accumulated depreciation and amortization expense previously recognized. ▪ The following tables provide a reconciliation of GAAP net income to GAAP Net Income Attributable to Common Stockholders and Distributable Earnings (in thousands, except share and per share data): Book Value Per Common Share As of the Period Ended Jun 30, 2025 Mar 31, 2025 Dec 31, 2024 Sep 30, 2024 Total Stockholders' Equity $1,090,837 $1,103,531 $1,114,041 $1,124,599 Series C Preferred Stock ($201,250 aggregate liquidation preference) (201,250) (201,250) (201,250) (201,250) Series A Preferred Stock ($125 aggregate liquidation preference) (125) (125) (125) (125) Stockholders' Equity, Net of Preferred Stock $889,462 $902,156 $912,666 $923,224 Number of Common Shares Outstanding at Period End 79,420,606 80,626,997 81,003,693 80,927,733 Book Value per Common Share $11.20 $11.19 $11.27 $11.41 Three Months Ended (unaudited) Jun 30, 2025 Mar 31, 2025 Dec 31, 2024 Sep 30, 2024 Net Income $20,631 $13,719 $10,682 $22,194 Preferred Stock Dividends1 (3,148) (3,148) (3,148) (3,148) Participating Securities' Share in Earnings (602) (611) (625) (370) Net Income Attributable to Common Stockholders $16,881 $9,960 $6,909 $18,676 Weighted-Average Common Shares Outstanding, Basic 79,474,862 80,975,625 80,931,861 80,925,851 Weighted-Average Common Shares Outstanding, Diluted 80,208,877 81,768,745 80,931,861 81,365,205 Earnings Per Common Share, Basic $0.21 $0.12 $0.09 $0.23 Earnings Per Common Share, Diluted $0.21 $0.12 $0.09 $0.23 Non-Cash Stock Compensation Expense 1,997 2,019 1,886 1,141 Depreciation and Amortization 3,423 3,992 4,131 3,453 Credit Loss Expense (Benefit) 1,778 3,424 4,629 (301) GAAP Gain on sale of real estate owned, net2 (6,970) — — — Adjusted Gain on sale of real estate owned, net for purposes of Distributable Earnings2 1,869 — — — Distributable earnings before realized losses from loan sales and other loan resolutions $18,978 $19,395 $17,555 $22,969 Realized loss on loan write-offs related to loan sales and REO conversions — — (9,729) — Distributable Earnings $18,978 $19,395 $7,826 $22,969 Weighted-Average Common Shares Outstanding, Basic 79,474,862 80,975,625 80,931,861 80,925,851 Weighted-Average Common Shares Outstanding, Diluted 80,208,877 81,768,745 80,931,861 81,365,205 Distributable earnings before realized losses from loan sales and other loan resolutions per Common Share, Basic $0.24 $0.24 $0.22 $0.28 Distributable earnings before realized losses from loan sales and other loan resolutions per Common Share, Diluted $0.24 $0.24 $0.22 $0.28 Distributable Earnings per Common Share, Basic $0.24 $0.24 $0.10 $0.28 Distributable Earnings per Common Share, Diluted $0.24 $0.24 $0.10 $0.28 2. For the three months ended June 30, 2022, capital loss carryforwards were utilized to offset a $13.3 million taxable gain realized from the partial sale of an REO Property

Supplemental Information| 2Q 2025 17TPG RE Finance Trust, Inc.| NYSE: TRTX All amounts in thousands except share and per share amounts Consolidated Balance Sheets June 30, 2025 December 31, 2024 ASSETS Cash and cash equivalents $165,850 $190,160 Restricted cash 572 323 Accounts receivable 10 10 Collateralized loan obligation proceeds held at trustee 1,778 — Accounts receivable from servicer/trustee 523 369 Accrued interest and fees receivable 30,181 27,267 Loans held for investment 3,774,686 3,278,588 Allowance for credit losses (66,957) (61,558) Loans held for investment, net (includes $756,546 and $1,014,852, respectively, pledged as collateral under secured financing agreements) 3,707,729 3,217,030 Real estate owned, net 223,235 256,404 Other assets 32,188 39,866 Total Assets $4,162,066 $3,731,429 LIABILITIES AND EQUITY Liabilities Accrued interest payable $6,416 $6,655 Accrued expenses and other liabilities 13,795 15,077 Collateralized loan obligations, net 2,442,868 1,681,660 Secured financing agreements, net 520,987 670,727 Asset-specific financings, net 29,097 185,741 Mortgage loan payable, net 30,766 30,695 Payable to affiliates 5,194 5,111 Deferred revenue 2,622 1,744 Dividends payable 19,484 19,978 Total Liabilities $3,071,229 $2,617,388 Commitments and Contingencies Stockholders' Equity: Series A Preferred Stock ($0.001 par value per share; 100,000,000 and 100,000,000 shares authorized; 125 and 125 shares issued and outstanding, respectively) ($125 aggregate liquidation preference) — — Series C Preferred Stock ($0.001 par value per share; 8,050,000 shares authorized; 8,050,000 and 8,050,000 shares issued and outstanding, respectively) ($201,250 aggregate liquidation preference) 8 8 Common stock ($0.001 par value per share; 302,500,000 and 302,500,000 shares authorized, respectively; 79,420,606 and 81,003,693 shares issued and outstanding, respectively) 79 81 Additional paid-in-capital 1,734,961 1,731,174 Accumulated deficit (644,211) (617,222) Total Stockholders' Equity 1,090,837 1,114,041 Total Liabilities and Stockholders' Equity $4,162,066 $3,731,429

Supplemental Information| 2Q 2025 18TPG RE Finance Trust, Inc.| NYSE: TRTX Consolidated Statements of Income and Comprehensive Income All amounts in thousands except share and per share amounts Three Months Ended June 30, Six Months Ended June 30, 2025 2024 2025 2024 Interest income and interest expense Interest income $70,668 $78,115 $138,713 $160,299 Interest expense (45,524) (50,588) (88,667) (105,969) Net interest income 25,144 27,527 50,046 54,330 Other revenue Other income, net 2,824 3,494 4,675 8,396 Revenue from real estate owned operations 8,231 8,281 18,510 15,503 Total other revenue 11,055 11,775 23,185 23,899 Other expenses Professional fees 1,604 1,716 2,392 2,691 General and administrative 989 1,186 2,090 2,172 Stock compensation expense 1,997 1,688 4,016 3,360 Servicing and asset management fees 592 508 1,014 979 Management fee 5,194 5,044 10,347 10,031 Expenses from real estate owned operations 10,256 8,882 20,606 17,228 Total other expenses 20,632 19,024 40,465 36,461 Gain on sale of real estate owned, net 6,970 — 6,970 — Credit loss (expense) benefit, net (1,778) 4,537 (5,202) 181 Income before income taxes 20,759 24,815 34,534 41,949 Income tax expense, net (128) (100) (184) (490) Net income $20,631 $24,715 $34,350 $41,459 Preferred stock dividends and participating securities' share in earnings (3,750) (3,689) (7,509) (7,378) Net Income Attributable to Common Stockholders $16,881 $21,026 $26,841 $34,081 Earnings per Common Share, Basic $0.21 $0.26 $0.33 $0.43 Earnings per Common Share, Diluted $0.21 $0.26 $0.33 $0.43 Weighted Average Number of Common Shares Outstanding Basic: 79,474,862 79,456,745 80,221,098 78,662,740 Diluted: 80,208,877 80,907,705 80,918,798 79,604,665 Dividends declared per common share $0.24 $0.24 $0.48 $0.48 Other comprehensive income Net income $20,631 $24,715 $34,350 $41,459 Comprehensive net income $20,631 $24,715 $34,350 $41,459

Supplemental Information| 2Q 2025 19TPG RE Finance Trust, Inc.| NYSE: TRTX Consolidated Statements of Cash Flows All amounts in thousands Six Months Ended June 30, 2025 June 30, 2024 Cash flows from operating activities: Net income $34,350 $41,459 Adjustment to reconcile net income to net cash flows from operating activities: Amortization and accretion of premiums, discounts and loan origination fees, net (1,735) (3,706) Amortization of deferred financing costs and debt issuance discount 3,344 4,820 Depreciation and amortization 7,415 8,403 Amortization of above and below-market leases 72 (160) Accrued PIK interest (332) (34) Collection of accrued PIK interest — 1,172 Gain on sale of real estate owned, net (6,970) — Stock compensation expense 4,016 3,360 Increase (decrease) of allowance for credit losses, net 5,202 (181) Cash flows due to changes in operating assets and liabilities: Accounts receivable (154) 56 Accrued interest and fees receivable (3,313) 4,380 Accrued expenses and other liabilities (384) (1,882) Accrued interest payable (239) (3,090) Payable to affiliates 83 131 Deferred revenue 878 52 Other assets 1,626 8,144 Net cash provided by operating activities 43,859 62,924 Cash flows from investing activities: Origination and acquisition of loans held for investment (665,743) (73,523) Advances on loans held for investment (22,056) (28,787) Principal repayments of loans held for investment 191,990 567,460 Capital expenditures related to real estate owned (1,364) (2,964) Sale of real estate owned 39,443 — Sales of loans held for investment — 92,798 Net cash (used in) provided by investing activities (457,730) 554,984 Cash flows from financing activities: Payments on collateralized loan obligations (192,411) (86,357) Proceeds from collateralized loan obligations 960,094 — Payments on secured financing agreements (567,456) (292,221) Proceeds from secured financing agreements 420,341 — Payments on asset-specific financing arrangements (157,390) (141,526) Payment of deferred financing costs (11,464) (463) Payments to retire common stock (15,685) — Payments of costs from issuance of common stock (30) — Dividends paid on common stock (39,893) (38,324) Dividends paid on preferred stock (6,296) (6,296) Net cash provided by (used in) financing activities 389,810 (565,190) Net change in cash, cash equivalents, and restricted cash (24,061) 52,718 Cash, cash equivalents and restricted cash at beginning of period 190,483 207,018 Cash, cash equivalents and restricted cash at end of period $166,422 $259,736 Supplemental disclosure of cash flow information: Interest paid 85,562 104,241 Taxes paid 271 106 Supplemental disclosure of non-cash investing and financing activities: Collateralized loan obligation proceeds held at trustee 1,778 — Dividends declared, not paid 19,484 19,798 Principal repayments of loans held for investment held by servicer/trustee, net — 60,221 Accrued deferred financing costs 162 84 Accrued capital expenditures related to real estate owned 28 240 Accrued costs from issuance of common stock 160 — Accrued costs from warrant exercise and issuance of common stock — 174

Supplemental Information| 2Q 2025 20TPG RE Finance Trust, Inc.| NYSE: TRTX Definitions ▪ Distributable Earnings is a non-GAAP measure, which we define as GAAP net income (loss) attributable to our common stockholders, including realized gains and losses from loan write-offs, loan sales and other loan resolutions (including conversions to REO), regardless of whether such items are included in other comprehensive income or loss, or in GAAP net income (loss), and excluding (i) non-cash stock compensation expense, (ii) depreciation and amortization expense (which only applies to debt investments related to real estate to the extend we foreclose upon the property or properties underlying such debt investments), (iii) unrealized gains (losses) (including credit loss expense (benefit), net), and (iv) certain non-cash or income and expense items. ▪ We believe that Distributable Earnings provides meaningful information to consider in addition to our net income (loss) and cash flow from operating activities determined in accordance with GAAP. We generally must distribute at least 90% of our net taxable income annually, subject to certain adjustments and excluding any net capital gains, for us to continue to qualify as a REIT for U.S. federal income tax purposes. We believe that one of the primary reasons investors purchase our common stock is to receive our dividends. Because of our investors’ continued focus on our ability to pay dividends, Distributable Earnings is an important measure for us to consider when determining our distribution policy and dividends per common share. Further, Distributable Earnings helps us to evaluate our performance excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current loan investment and operating activities. ▪ Distributable Earnings excludes the impact of our credit loss provision or reversals of our credit loss provision, but only to the extent that our credit loss provision exceeds any realized credit losses during the applicable reporting period. ▪ Distributable Earnings does not represent net income (loss) or cash generated from operating activities and should not be considered as an alternative to GAAP net income (loss), an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies. Distributable Earnings

Definitions (cont.)

Deferred Fundings	▪ Fundings to borrowers that are made under existing loan commitments after a loan closing date.

Financial Covenants

- Our financial covenants and guarantees for outstanding borrowings related to our secured financing agreements require TPG RE Finance Trust Holdco, LLC, a Delaware limited liability company that is wholly owned by TRTX, to maintain compliance with the following financial covenants (among others):
  - Cash Liquidity: Minimum cash liquidity of no less than the greater of: $15.0 million; and 5.0% of Holdco's recourse indebtedness
  - Tangible Net Worth: $1.0 billion, plus 75% of all subsequent equity issuances (net of discounts, commissions, expense), minus 75% of the redeemed or repurchased preferred or redeemable equity or stock. With respect to the Secured Revolving Credit Facility, $0.8 billion, plus 75% of all subsequent equity issuances (net of discounts, commissions, expense) after September 30, 2024, minus 75% of the redeemed or repurchased preferred or redeemable equity or stock after September 30, 2024
  - Debt-to-Equity: Debt-to-Equity ratio not to exceed 4.25 to 1.0 with equity, as defined
  - Interest Coverage: Minimum interest coverage ratio of no less than 1.4 to 1.0, effective June 30, 2023. Previously, 1.5 to 1.0.

Geographic Diversity

- TRTX divides the South region into separate Southeast and Southwest regions using definitions established by The National Council of Real Estate Investment Fiduciaries (NCREIF). A reconciliation to TRTX's Form 10-Q at June 30, 2025 follows (dollars in millions):

Region	Form 10-Q	Reclassification	Supplemental	% Total Commitment
East	$958.7	$206.1	$1,164.8	29.9%
South	890.7	(890.7)	—	—
West	1,405.3	86.9	1,492.2	38.3%
Midwest	135.6	63.0	198.6	5.1%
Southeast	—	590.9	590.9	15.2%
Southwest	—	452.8	452.8	11.6%
Various	509.0	(509.0)	—	—
Total	**$3,899.3**	$—	**$3,899.3**	**100.0%**

Note: Totals may not sum due to rounding

TPG RE Finance Trust, Inc.| NYSE: TRTX Supplemental Information| 2Q 2025 21

Supplemental Information| 2Q 2025 22TPG RE Finance Trust, Inc.| NYSE: TRTX Definitions (cont.) ▪ Except for construction loans, LTV is calculated for loan originations and existing loans as the total outstanding principal balance of the loan or participation interest in a loan (plus any financing that is pari passu with or senior to such loan or participation interest), divided by the as-is appraised value of our collateral at the time of origination or acquisition of such loan or participation interest. For construction loans only, LTV is calculated as the total commitment amount of the loan divided by the as-stabilized value of the real estate securing the loan. The as-is or as-stabilized (as applicable) value reflects our Manager’s estimates, at the time of origination or acquisition of the loan or participation interest in a loan, of the real estate value underlying such loan or participation interest determined in accordance with our Manager’s underwriting standards and consistent with third-party appraisals obtained by our Manager. Loan-to-Value (LTV) ▪ Debt-to-Equity Ratio - Represents (i) total outstanding borrowings under secured financing arrangements, including collateralized loan obligations, secured credit agreements, asset-specific financing arrangements, a secured revolving credit facility, and mortgage loans payable, less cash, to (ii) total stockholders’ equity, at period end. ▪ Total Leverage Ratio - Represents (i) total outstanding borrowings under secured financing arrangements, including collateralized loan obligations, secured credit agreements, asset-specific financing arrangements, a secured revolving credit facility, and mortgage loans payable, plus nonconsolidated senior interests sold or co-originated (if any), less cash, to (ii) total stockholders’ equity, at period end. Leverage ▪ Bridge Loan - A loan with limited deferred fundings, generally less than 10% of the total loan commitment, which fundings are commonly conditioned on the borrower’s satisfaction of certain collateral performance tests. The related business plan generally involves little or no capital expenditure related to base building work (e.g., building mechanical systems, lobbies, elevators, common areas, or other amenities), with most deferred fundings related to leasing activity. The primary focus is on maintaining or improving current operating cash flow, or addressing minimal lease expirations or existing tenant vacancies. ▪ Light Transitional Loan - A transitional loan with deferred fundings ranging from 10% to 20% of the total loan commitment, which fundings are commonly conditioned on the borrower’s completion of specified improvements to the property or satisfaction of certain collateral performance tests. The related business plan is to lease existing or forecasted tenant vacancy to achieve stabilized occupancy and cash flow. Capital expenditure is primarily to fund leasing commissions and tenant improvements for new tenant leases, and capital expenditure allocated to base building work generally does not exceed 20%. Deferred fundings may also be budgeted to fund operating deficits, or interest expense, during the period prior to stabilized occupancy. ▪ Moderate Transitional Loan - A transitional loan with deferred fundings greater than 20% of the total loan commitment, which fundings are commonly conditioned on the borrower’s completion of specified improvements to the property or satisfaction of certain collateral performance tests. The related business plan generally involves capital expenditure for base building work needed before substantial leasing activity can be achieved, followed by capital expenditure for tenant improvements and leasing commissions to achieve stabilized occupancy and cash flow. Deferred fundings may also be budgeted to fund operating deficits, or interest expense, during the period prior to stabilized occupancy. ▪ Construction Loan - A loan made to a borrower to fund the ground-up construction of a commercial real estate property, or the horizontal development of commercial land. Loan Category

Supplemental Information| 2Q 2025 23TPG RE Finance Trust, Inc.| NYSE: TRTX Definitions (cont.) Property Types ▪ Mixed-Use: TRTX classifies a loan as mixed-use if the property securing TRTX’s loan (a) involves more than one use; and (b) no single use represents more than 60% of the collateral property’s total value. In certain instances, TRTX’s classification may be determined by its assessment of which use is the principal driver of the property’s aggregate net operating income. ▪ Life Science: TRTX classifies a loan as life science if more than 60% of the gross leasable area is leased to, or will be converted to, life science-related space. Life science-related space includes laboratory space, office space, or allied light manufacturing space used in support of biotechnology, pharmaceuticals, biomedical technologies, life systems technologies, and the design and manufacture of biomedical technology. Loan Risk Ratings ▪ Quarterly, the Company evaluates the risk of all loans and assigns a risk rating based on a variety of factors, whereby no single factor on its own, whether quantitative or qualitative, is given more weight than others. The factors that the Company considers in connection with this evaluation are grouped as follows: (i) loan and credit structure, including the as-is LTV; (ii) quality and stability of real estate value and operating cash flow, including debt yield, property type, dynamics of the geography, local market, physical condition, stability of cash flow, leasing velocity and quality and diversity of tenancy; (iii) performance against underwritten business plan; (iv) the frequency and materiality of loan modifications or waivers occasioned by unfavorable variances between the underwritten business plan and actual performance; (v) changes in the capital markets that may impact the repayment of the loan via a refinancing or sale of the loan collateral; and (vi) quality, experience and financial condition of sponsor, borrower and guarantor(s). Based on a 5-point scale, the Company’s loans are rated “1” through “5,” from least risk to greatest risk, respectively: ◦ 1 - Very Low Risk ◦ 2 - Low Risk ◦ 3 - Medium Risk ◦ 4 - High Risk/Potential for Loss—A loan that has a high risk of realizing a principal loss; and ◦ 5 - Default/Loss Likely—A loan that has a very high risk of realizing a principal loss or has otherwise incurred a principal loss. ▪ The Company generally assigns a risk rating of “3” to all loan investments upon origination or acquisition, except when specific circumstances warrant an exception.

Company Information

TPG RE Finance Trust, Inc. is a commercial real estate finance company that originates, acquires, and manages primarily first mortgage loans secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of global alternative asset management firm TPG Inc. (NASDAQ: TPG).

For more information regarding TRTX, visit www.tpgrefinance.com.

Contact Information

Headquarters:
888 Seventh Avenue
35th Floor
New York, NY 10106

New York Stock Exchange:
Symbol: TRTX

TPG RE Finance Trust, Inc.
Bob Foley
Chief Financial Officer
+1 (212) 430-4111
bfoley@tpg.com

Brandon Fox
Chief Accounting Officer
+1 (415) 706-2751
bfox@tpg.com

Investor Relations:
+1 (212) 405-8500
IR@tpgrefinance.com

External Affairs Contact:
TPG RE Finance Trust, Inc.
Courtney Power
+1 (415) 743-1550
media@tpg.com

Analyst Coverage

BofA Securities
Eric Dray
+1 (646) 855-5780

JP Morgan
Richard Shane
+1 (415) 315-6701

Citizens JMP
Steven DeLaney
+1 (212) 906-3517

BTIG
Thomas Catherwood
+1 (212) 738-6140

Wells Fargo
Donald Fandetti
+1 (212) 214-8069

Transfer Agent

Equiniti Trust Company, LLC
+1 (800) 937-5449
HelpAST@equiniti.com

TPG RE Finance Trust, Inc.| NYSE: TRTX Supplemental Information| 2Q 2025 24